                                 EXHIBIT INDEX


The following designated exhibits are, as indicated below, either filed herewith or have heretofore been filed with the Securities and Exchange Commission under the Securities Act of 1933 or the Securities and Exchange Act of 1934 and are referred to and incorporated herein by reference to such filings.



Exhibit 11      Computation of Earnings Per Share

                                                     Three months ended
                                                          March 31,
                                                          ---------
                                                        1995    1994
                                                        ----    ----
Primary:

Weighted average shares outstanding                    5,582   5,565
Net effect of dilutive stock and common stock
   equivalents based on the treasury method              359     261
Effect of treasury shares purchased                       -       (3)
                                                       -----   -----
      Total                                            5,941   5,823
                                                       =====   =====


Net income                                              $527    $309
                                                        ====    ====
Net income per common share                             $.09    $.05
                                                        ====    ====

Fully diluted:

Weighted average shares outstanding                    5,582   5,565

Net effect of dilutive stock options based on the
   treasury method                                       359     261
Effect of treasury shares purchased                       -       (3)
                                                       -----   -----

      Total                                            5,941   5,823
                                                       =====   =====
Net income                                              $527    $309
                                                       =====   =====

Net income per common share                             $.09    $.05
                                                       =====   =====



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